Exhibit 2.2

SEPARATION AND DISTRIBUTION AGREEMENT CORRECTION

This Separation and Distribution Agreement Correction (this “Correction”), effective as of November 8, 2013 is entered into by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Hospitality Prime, Inc. Ashford Hospitality Prime Limited Partnership and Ashford Prime TRS Corporation. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Separation and Distribution Agreement by and between such parties, dated as of November 8, 2013.

WITNESSETH:

WHEREAS, the parties hereto entered into the Separation and Distribution Agreement, dated as of November 8, 2013, to effect the separation of Ashford Trust and Ashford Prime and now desire to correct two clerical errors in the Separation and Distribution Agreement

NOW, THEREFORE, the undersigned, in consideration of premises, covenants and agreements contained herein, do hereby agree as follows:

1. Section 2.1(b). The number 16,133,112, which appears twice in Section 2.1(b), shall be corrected to be 16,113,122.

2. Schedule 2.2(b). The amount of $1,470,093.84 in the last paragraph of Schedule 2.2(b), which is a parenthetical, shall be corrected to be $1,320,000.

3. Binding Effect of this Agreement. This Correction shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

4. Execution in Counterparts. This Correction may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Governing Law. This Correction shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Texas, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

[Signature page follows]

In WITNESS WHEREOF, the parties hereto have caused this Correction to be duly executed, effectives as of the day and year first above written.

ASHFORD HOSPITALITY TRUST, INC.

By:
David A. Brooks
Chief Operating Officer and General Counsel

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC, its general partner

By:
David A. Brooks, Vice President

ASHFORD TRS CORPORATION

By:
David J. Kimichik, President

ASHFORD HOSPITALITY PRIME, INC.

By:
David A. Brooks
Chief Operating Officer and General Counsel

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:
David A. Brooks, Vice President

ASHFORD PRIME TRS CORPORATION

By:
David J. Kimichik, President

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